MINERAL PROPERTY PURCHASE AGREEMENT

This Agreement (the "Agreement") is made and entered into effective as of March 30, 2005 by and among NORTHERN WAY RESOURCES, INC. ("Northern"), a Nevada company with an office at 627 Moberly Road, Suite 601, Vancouver, British
Columbia, V5Z 4B3 and TERRY LONEY ("Loney") of 326 Penman Avenue, Garson, Ontario, P3L 1S5

1.                Title Warranties, Capacity and Authority

(a)               Loney represents and warrants to Northern that:

         (i)      Loney is   the    registered     and  beneficial  owner of the
                  mineral claim described in Schedule "A" hereto (the "Claim") and holds the right to explore and develop the Claim;

         (ii) Loney, as beneficial owner of the Claim, holds all of the Claim free and clear of all liens, charges and claims of others, and Loney has free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

         (iii) The Claim have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Ontario and are in good standing in as of the date of this Agreement;

         (iv) There are no adverse claims or challenges against or to Loney's ownership of or title to any of the Claim nor to the knowledge of Loney is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof; and

         (v) Loney has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which Loney is a party or by which it is bound or to which it is subject.

2.                Sale of Mineral Claim

                  Loney hereby sells to Northern a 100% undivided right, title and interest in and to the Claim in consideration of Northern paying $7,000 to Loney upon execution of this Agreement.

3.                Claim Registration and Transfer

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                  Upon Northern's request, Loney shall provide Northern with all documents necessary in order for Northern to transfer title to the Claim into its name. Until such time as title has be registered in Northern's name, Loney shall hold the Claim in trust for Northern.

4.                General Provisions

         (a)      The   terms   hereof    shall be binding upon and enure to the
                  benefit of the parties and their respective successors and assigns.

         (b) All monetary amounts referred to herein are in the currency of the United States of America.

         (c) This Agreement and the rights and obligations of the parties hereunder shall be construed under the laws of the province of Ontario, but the rules of Ontario regarding conflicts of laws shall not apply.

         (d)      The titles of the  respective  sections   are for  convenience
                  of reference  only and shall not be  used   as   an aid in the
                  interpretation of this Agreement.

         (e)      No modification of this Agreement shall be valid or    binding
                  unless made in writing  duly  executed by each of the parties.

         (f) This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

         (g)      Time shall be of the essence of this Agreement.


         (h)      This    agreement    may  be   assigned by either party hereto
                  with the written consent of the other party which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                                   NORTHERN WAY RESOURCES, INC.

/s/ Terry Loney                                    PER: /s/ Keith Andrews
------------------------------                     ----------------------------
Terry Loney                                        Keith Andrews, President

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                                  SCHEDULE "A"
                              PROPERTY DESCRIPTION

The Claim consists of one unpatented mining claim comprising 112 hectares and is located in Scadding Township, Sudbury Mining Division, Ontario and is recorded under claim number S-3018929.